EXHIBIT 99.1
FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	Andrew G. Backman Vice President Investor Relations (203) 849-7938

FTI Consulting, Inc. Investors: Blake Mueller (718) 578-3706

EMCOR GROUP, INC. REPORTS THIRD QUARTER 2024 RESULTS

Record Quarterly Revenues of $3.70 billion, 15.3% Increase Year-over-Year
Record Quarterly Diluted EPS of $5.80, 62.5% Increase Year-over-Year
Record Remaining Performance Obligations of $9.79 billion, 13.4% Increase Year-over-Year
2024 Revenue Guidance of at least $14.5 billion (previously $14.5 billion - $15.0 billion)
2024 Diluted EPS Guidance Range Increased to $20.50 - $21.00 (previously $19.00 - $20.00)

NORWALK, CONNECTICUT, October 31, 2024 - EMCOR Group, Inc. (NYSE: EME) today reported results for the quarter ended September 30, 2024.

Third Quarter 2024 Results of Operations

For the third quarter of 2024, revenues totaled $3.70 billion, up 15.3% from the third quarter of 2023. Net income for the third quarter of 2024 was $270.3 million, or $5.80 per diluted share, compared to net income of $169.4 million, or $3.57 per diluted share, for the third quarter of 2023. Net income for the third quarter of 2023 included a long-lived asset impairment charge of $2.4 million, or $1.7 million net of tax. Excluding this impairment charge, non-GAAP net income for the third quarter of 2023 was $171.1 million, or $3.61 per diluted share.

Operating income for the third quarter of 2024 was $363.5 million, or 9.8% of revenues, compared to operating income of $235.0 million, or 7.3% of revenues, for the third quarter of 2023. Excluding the previously referenced impairment charge, non-GAAP operating income for the third quarter of 2023 was $237.3 million, or 7.4% of revenues. Operating income included depreciation and amortization expense, inclusive of amortization of identifiable intangible assets, of $34.5 million and $30.3 million for the third quarter of 2024 and 2023, respectively.

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Refer to the attached tables for a reconciliation of non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share to the comparable GAAP measures.

Selling, general and administrative expenses for the third quarter of 2024 totaled $371.2 million, or 10.0% of revenues, compared to $308.1 million, or 9.6% of revenues, for the third quarter of 2023.

The Company's income tax rate for the third quarter of 2024 was 27.4%, compared to 27.7% for the third quarter of 2023.

Remaining performance obligations (“RPO”) as of September 30, 2024 were a record $9.79 billion compared to $8.64 billion as of September 30, 2023, an increase of $1.15 billion year-over-year.

Tony Guzzi, Chairman, President, and Chief Executive Officer of EMCOR, commented, “Our team continued to perform exceptionally well and delivered another great quarter, maintaining our momentum and again setting new records across key financial and operational metrics. Record RPOs of $9.8 billion, along with a robust and diverse pipeline of future opportunities, demonstrates the continued demand for our services. Our record operating cash flow and strong and liquid balance sheet enable us to compete and win on sophisticated projects, and support our organic growth and balanced capital allocation strategy.”

First Nine Months 2024 Results of Operations

Revenues for the first nine months of 2024 totaled $10.80 billion, an increase of 18.1%, compared to $9.14 billion for the first nine months of 2023. Net income for the first nine months of 2024 was $715.0 million, or $15.21 per diluted share, compared to net income of $421.5 million, or $8.85 per diluted share, for the first nine months of 2023. Excluding the impact of the previously referenced impairment charge recorded in the third quarter of 2023, non-GAAP net income for the first nine months of 2023 was $423.2 million, or $8.88 per diluted share.

Operating income for the first nine months of 2024 was $956.3 million, or 8.9% of revenues, compared to operating income of $586.6 million, or 6.4% of revenues, for the first nine months of 2023. Excluding the previously referenced impairment charge, non-GAAP operating income for the first nine months of 2023 was $588.9 million. Operating income included depreciation and amortization expense, inclusive of amortization of identifiable intangible assets, of $98.4 million and $87.8 million for the first nine months of 2024 and 2023, respectively.

Refer to the attached tables for a reconciliation of non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share to the comparable GAAP measures.

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Selling, general and administrative expenses totaled $1.05 billion, or 9.7% of revenues, for the first nine months of 2024, compared to $882.7 million, or 9.7% of revenues, for the first nine months of 2023.

Mr. Guzzi continued, “Our Electrical and Mechanical Construction segments continued their very strong performance, with combined third quarter revenue growth of nearly 24% and a combined operating margin of 13.3%. With quarterly and year-to-date revenue growth of 25% and 32%, respectively, our Mechanical Construction segment again generated record revenues, and achieved record operating margins of 12.9% in the quarter and 12.2% year-to-date. Our Electrical Construction segment also posted record revenues, with growth of 21% on a quarterly basis and 19% for the year-to-date period, and achieved record operating margins of 14.1% in the quarter and 12.4% year-to-date. Our impressive execution and performance were driven by excellent field leadership and a commitment to continuous innovation, coupled with a favorable mix of work including data centers and semi-conductor plants, other high-tech and traditional manufacturing projects, and growing demand within the institutional, healthcare, and water and wastewater sectors. Our U.S. Building Services segment performed as expected, with our mechanical services business benefiting from strong performance across its portfolio of work, including HVAC retrofits, repair service, building controls upgrades, and service maintenance agreements. This segment continues to experience quality aftermarket opportunities across most sectors. Our Industrial Services segment continues to experience a gradual resumption of demand, performing well in both the field and our shops as we execute against a more typical fall turnaround season. Our U.K. Building Services segment also continues to perform well in a difficult market, winning new work and poised to secure additional opportunities with customers that demand a strong technical solution for their facilities.”

Full Year 2024 Guidance

Based on year-to-date 2024 performance, current operating conditions, and near-term visibility, the Company is:

1.Adjusting its full-year 2024 revenue guidance to at least $14.5 billion, from the prior guidance range of $14.5 billion - $15.0 billion.
2.Increasing its full-year 2024 diluted earnings per share guidance range to $20.50 - $21.00, from the prior guidance range of $19.00 - $20.00.

Mr. Guzzi concluded, “Given our momentum and execution to date, in addition to our record RPOs and strong and diverse project pipeline, we are again raising our 2024 diluted earnings per share guidance. We remain confident in our strategic positioning within growth-oriented sectors and geographies and believe our dedication to operational excellence and prudent capital allocation will deliver continued value for our customers and shareholders."

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Third Quarter Earnings Conference Call Information

EMCOR Group's third quarter conference call will be broadcast live via internet today, Thursday, October 31, at 10:30 AM Eastern Daylight Time and can be accessed through the Company's website at www.emcorgroup.com.

About EMCOR

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

Forward Looking Statements:

This release and related presentation contain forward-looking statements. Such statements speak only as of October 31, 2024, and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements include statements regarding anticipated future operating and financial performance, including financial guidance and projections underlying that guidance; the nature and impact of our remaining performance obligations and timing of future projects; our ability to support organic growth and balanced capital allocation; market opportunities; market growth prospects; customer trends; and project mix. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements do not guarantee future performance or events. Applicable risks and uncertainties include, but are not limited to, adverse effects of general economic conditions; domestic and international political developments; changes in the specific markets for EMCOR’s services; adverse business conditions, including labor market tightness and/or disruption, productivity challenges, the impact of claims and litigation, the nature and extent of supply chain disruptions impacting availability and pricing of materials, global conflicts, and inflationary trends more generally, including fluctuations in energy costs; the impact of legislation and/or government regulations; changes in interest rates; the availability of adequate levels of surety bonding; increased competition; and unfavorable developments in the mix of our business. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2023 Form 10-K, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating our business, including any forward-looking statements.

Non-GAAP Measures:

This release and related presentation also include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our ongoing operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP, and may not be comparable to the calculation of similar measures of other companies.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)
(Unaudited)

	For the quarters ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Revenues	$3,696,924	$3,207,598	$10,796,097	$9,143,652
Cost of sales	2,962,198	2,662,126	8,788,061	7,672,058
Gross profit	734,726	545,472	2,008,036	1,471,594
Selling, general and administrative expenses	371,188	308,139	1,051,737	882,684
Impairment loss on long-lived assets	—	2,350	—	2,350
Operating income	363,538	234,983	956,299	586,560
Net periodic pension income (cost)	227	(284)	670	(840)
Interest income (expense), net	8,312	(90)	21,959	(4,614)
Income before income taxes	372,077	234,609	978,928	581,106
Income tax provision	101,814	64,863	263,944	159,292
Net income including noncontrolling interests	270,263	169,746	714,984	421,814
Net income attributable to noncontrolling interests	—	337	—	337
Net income attributable to EMCOR Group, Inc.	$270,263	$169,409	$714,984	$421,477

Basic earnings per common share	$5.83	$3.59	$15.27	$8.88

Diluted earnings per common share	$5.80	$3.57	$15.21	$8.85

Weighted average shares of common stock outstanding:
Basic	46,394,857	47,173,974	46,829,458	47,446,298
Diluted	46,588,760	47,398,197	47,016,072	47,642,763

Dividends declared per common share	$0.25	$0.18	$0.68	$0.51

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited) September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,035,534	$789,750
Accounts receivable, net	3,509,202	3,203,490
Contract assets	296,523	269,885
Inventories	94,475	110,774
Prepaid expenses and other	70,681	73,072
Total current assets	5,006,415	4,446,971
Property, plant, and equipment, net	204,547	179,378
Operating lease right-of-use assets	322,912	310,498
Goodwill	1,002,218	956,549
Identifiable intangible assets, net	648,123	586,032
Other assets	137,737	130,293
Total assets	$7,321,952	$6,609,721
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$897,059	$935,967
Contract liabilities	1,881,444	1,595,109
Accrued payroll and benefits	753,680	596,936
Other accrued expenses and liabilities	312,799	315,107
Operating lease liabilities, current	80,245	75,236
Total current liabilities	3,925,227	3,518,355
Operating lease liabilities, long-term	269,517	259,430
Other long-term obligations	368,089	361,121
Total liabilities	4,562,833	4,138,906
Equity:
Total EMCOR Group, Inc. stockholders’ equity	2,758,082	2,469,778
Noncontrolling interests	1,037	1,037
Total equity	2,759,119	2,470,815
Total liabilities and equity	$7,321,952	$6,609,721

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2024 and 2023
(In thousands) (Unaudited)

	2024	2023
Cash flows - operating activities:
Net income including noncontrolling interests	$714,984	$421,814
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,799	38,444
Amortization of identifiable intangible assets	56,559	49,335
Provision for credit losses	12,585	5,256
Non-cash expense for impairment of long-lived assets	—	2,350
Non-cash share-based compensation expense	16,170	10,703
Other reconciling items	(7,893)	(9,121)
Changes in operating assets and liabilities, excluding the effect of businesses acquired	104,198	(42,884)
Net cash provided by operating activities	938,402	475,897
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(189,208)	(89,741)
Proceeds from sale or disposal of property, plant, and equipment	2,765	12,015
Purchases of property, plant, and equipment	(57,244)	(56,306)
Net cash used in investing activities	(243,687)	(134,032)
Cash flows - financing activities:
Proceeds from revolving credit facility	—	100,000
Repayments of revolving credit facility	—	(100,000)
Repayments of long-term debt	—	(142,813)
Repayments of finance lease liabilities	(2,144)	(2,138)
Dividends paid to stockholders	(31,884)	(24,198)
Repurchases of common stock	(405,425)	(105,299)
Taxes paid related to net share settlements of equity awards	(12,095)	(5,365)
Issuances of common stock under employee stock purchase plan	943	6,769
Payments for contingent consideration arrangements	(4,427)	(3,113)
Net cash used in financing activities	(455,032)	(276,157)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	7,377	856
Increase in cash, cash equivalents, and restricted cash	247,060	66,564
Cash, cash equivalents, and restricted cash at beginning of year (1)	789,750	457,068
Cash, cash equivalents, and restricted cash at end of period (2)	$1,036,810	$523,632
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(1)Includes $0.6 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheet as of December 31, 2022.
(2)Includes $1.3 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheet as of September 30, 2024.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands, except for percentages) (Unaudited)

	For the quarters ended September 30,
	2024	% of Total	2023	% of Total
Revenues from unrelated entities:
United States electrical construction and facilities services	$845,030	23%	$697,406	22%
United States mechanical construction and facilities services	1,662,211	45%	1,329,600	41%
United States building services	796,923	21%	817,718	26%
United States industrial services	286,410	8%	252,148	8%
Total United States operations	3,590,574	97%	3,096,872	97%
United Kingdom building services	106,350	3%	110,726	3%
Total operations	$3,696,924	100%	$3,207,598	100%

	For the nine months ended September 30,
	2024	% of Total	2023	% of Total
Revenues from unrelated entities:
United States electrical construction and facilities services	$2,409,735	22%	$2,020,319	22%
United States mechanical construction and facilities services	4,745,057	44%	3,602,271	39%
United States building services	2,359,191	22%	2,318,105	25%
United States industrial services	964,510	9%	875,314	10%
Total United States operations	10,478,493	97%	8,816,009	96%
United Kingdom building services	317,604	3%	327,643	4%
Total operations	$10,796,097	100%	$9,143,652	100%

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands, except for percentages) (Unaudited)

	For the quarters ended September 30,
	2024	% of Segment Revenues	2023	% of Segment Revenues
Operating income (loss):
United States electrical construction and facilities services	$119,118	14.1%	$63,127	9.1%
United States mechanical construction and facilities services	214,831	12.9%	138,476	10.4%
United States building services	55,562	7.0%	57,156	7.0%
United States industrial services	3,292	1.1%	(174)	(0.1)%
Total United States operations	392,803	10.9%	258,585	8.3%
United Kingdom building services	5,497	5.2%	8,869	8.0%
Corporate administration	(34,762)	—	(30,121)	—
Impairment loss on long-lived assets	—	—	(2,350)	—
Total operations	363,538	9.8%	234,983	7.3%
Other items:
Net periodic pension income (cost)	227		(284)
Interest income (expense), net	8,312		(90)
Income before income taxes	$372,077		$234,609

	For the nine months ended September 30,
	2024	% of Segment Revenues	2023	% of Segment Revenues
Operating income (loss):
United States electrical construction and facilities services	$299,284	12.4%	$154,365	7.6%
United States mechanical construction and facilities services	578,991	12.2%	344,550	9.6%
United States building services	135,860	5.8%	140,943	6.1%
United States industrial services	34,004	3.5%	22,733	2.6%
Total United States operations	1,048,139	10.0%	662,591	7.5%
United Kingdom building services	16,651	5.2%	20,220	6.2%
Corporate administration	(108,491)	—	(93,901)	—
Impairment loss on long-lived assets	—	—	(2,350)	—
Total operations	956,299	8.9%	586,560	6.4%
Other items:
Net periodic pension income (cost)	670		(840)
Interest income (expense), net	21,959		(4,614)
Income before income taxes	$978,928		$581,106

EMCOR GROUP, INC.
RECONCILIATION OF ORGANIC REVENUE GROWTH
(In thousands, except for percentages) (Unaudited)

The following table provides a reconciliation between organic revenue growth, a non-GAAP measure, and total revenue growth for the quarter and nine months ended September 30, 2024.

	For the quarter ended September 30, 2024		For the nine months ended September 30, 2024
	$	%	$	%
GAAP revenue growth	$489,326	15.3%	$1,652,445	18.1%
Incremental revenues from acquisitions	(84,935)	(2.7)%	(173,738)	(1.9)%
Organic revenue growth, a non-GAAP measure	$404,391	12.6%	$1,478,707	16.2%

EMCOR GROUP, INC.
RECONCILIATION OF 2024 AND 2023 NON-GAAP MEASURES
(In thousands, except for percentages and per share data) (Unaudited)

In our press release, we provide non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per common share for the quarter and nine months ended September 30, 2023. The following tables provide a reconciliation between these amounts determined on a non-GAAP basis and the most directly comparable GAAP measures.

	For the quarter ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
GAAP operating income	$363,538	$234,983	$956,299	$586,560
Impairment loss on long-lived assets	—	2,350	—	2,350
Non-GAAP operating income	$363,538	$237,333	$956,299	$588,910

	For the quarter ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
GAAP operating margin	9.8%	7.3%	8.9%	6.4%
Impairment loss on long-lived assets	—%	0.1%	—%	0.0%
Non-GAAP operating margin	9.8%	7.4%	8.9%	6.4%

	For the quarter ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
GAAP net income	$270,263	$169,409	$714,984	$421,477
Impairment loss on long-lived assets	—	2,350	—	2,350
Tax effect of impairment loss on long-lived assets	—	(651)	—	(651)
Non-GAAP net income	$270,263	$171,108	$714,984	$423,176

	For the quarter ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
GAAP diluted earnings per common share	$5.80	$3.57	$15.21	$8.85
Impairment loss on long-lived assets	—	0.05	—	0.05
Tax effect of impairment loss on long-lived assets	—	(0.01)	—	(0.01)
Non-GAAP diluted earnings per common share	$5.80	$3.61	$15.21	$8.88
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Amounts presented in this table may not foot due to rounding.

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